FIRST AMENDMENT AGREEMENT


AMENDMENT AGREEMENT ("Amendment") dated as of June 12, 2014 to the Second Amended and Restated Committed Facility Agreement dated October 8, 2013 between BNP Paribas Prime Brokerage International, Ltd. ("PBL") and First Trust Energy Income and Growth Fund ("Customer") (the "Agreement").

WHEREAS, the parties hereto desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Agreement as follows:

1.    Amendment to Section 1 of the Agreement ("Definitions")

      (a)   The definition of "INITIAL FLOATING RATE FINANCING AMOUNT" in
            Section I of the Agreement is hereby amended by replacing the number "127,300,000" currently appearing therein with the number "167,300,000".

      (b) The following definitions are hereby added to Section I of the Agreement in alphabetical order:

            (i) "DRAWN AMOUNT" means, on any day, an amount equal to the average of the Outstanding Debit Financing held by Customer over the immediately preceding 20 Business Days.

            (ii) "EXCESS FINANCING AMOUNT" means an amount equal to the Outstanding Debit Financing minus the Drawn Amount.

            (iii) "FUNDING EVENT" means on any day, (the "RATING DECLINE DATE OF
                  DETERMINATION") BNP Paribas' long-term credit rating has declined to a level three or more notches below its highest rating by any of Standard & Poor's Ratings Services, Moody's Investor Service, Inc. or Fitch Ratings, Ltd. during the period beginning on and including the date of this Agreement and ending on and including the Rating Decline Date of Determination.

            (iv) "NOTICE DATE" means the day on which PBL delivers the Facility Modification Notice.

            (v) "OUTSTANDING DEBIT FINANCING" means the sum of the Fixed Rate Financing Amount and the Outstanding Debit Floating Rate Financing.

            (vi)  ""TOTAL FACILITY SIZE" means $270,000,000."

2.    AMENDMENT TO SECTION 2 OF THE AGREEMENT ("BORROWINGS").

      Section 2 of the Agreement is hereby amended by adding the following new paragraph to the end thereof:

            Notwithstanding the foregoing or anything to the contrary herein, if a Funding Event has occurred, an amount equal to the Excess Financing Amount as of the Notice Date, if any, which, for the avoidance of doubt, would otherwise have been subject to the commitment described in the Agreement shall be due and payable immediately upon demand by PBL on any day on or after the 29th calendar day following the Notice Date; provided that, if such 29th calendar day is not a Business Day, then such Execs. Financing


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            Amount shall be due and payable immediately upon demand by PBL on any day on or after the Business Day immediately preceding such 291h calendar day.

3.    AMENDMENT TO THE COMMITMENT FEE SET FORTH IN APPENDIX B TO THE AGREEMENT.

      The commitment fee is hereby amended by adding the following proviso after the words "section above are due":

            "; provided, however, that the Commitment Fee shall be waived on any day on which the Drawn Amount is 80% or more of the Total Facility Size"

4.    REPRESENTATIONS

      Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

5.    MISCELLANEOUS

      (a) DEFINITIONS. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

      (b) ENTIRE AGREEMENT. The Agreement as amended and supplemented by this Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto. Except as expressly set forth herein, the terms and conditions of the Agreement remain in full force and effect.

      (c) COUNTERPARTS. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

      (d) HEADINGS. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

      (e) GOVERNING LAW. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).


                            (Signature page follows)



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IN WITNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the firest page of this Amendment.

BNP PARIBAS PRIME BROKERAGE                   FIRST TRUST ENERGY INCOME AND
INTERNATIONAL, LTD                            GROWTH FUND

/s/ Cristian Kertesz                          /s/ James M. Dykas
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Name: Cristian Kertesz                        Name: James M. Dykas
Title: Director                               Title: Treasurer and CFO